Exhibit 14(c)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the captions “Financial Highlights,” “Other Service Providers” and “Experts” in the Combined Proxy Statement/Prospectus, for Class A and Class I shares of the Signal Large Cap Growth Fund, Signal Income Fund, and Signal Tax-Exempt Income Fund (the Signal Funds), and to the incorporation by reference of our report dated May 15, 2006 on the financial statements and financial highlights of the Signal Funds for the year ended March 31, 2006 in the Combined Proxy Statement/Prospectus included in this Registration Statement on Form N-14 of Goldman Sachs Trust.
We also consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm”, “Disclosure of Fund Portfolio Holdings” and “Financial Statements” in the Signal Funds’ Statement of Additional Information and to the incorporation by reference of our report, dated May 15, 2006, on the financial statements and financial highlights of the Signal Funds included in the Annual Report to the Shareholders for the year ended March 31, 2006 in Post-Effective Amendment No. 119 to Coventry Group’s Registration Statement (Form N-1A, No. 033-44964), as filed with the Securities and Exchange Commission on August 1, 2006, which is incorporated by reference into the Combined Proxy Statement/Prospectus included in this Registration Statement on Form N-14 of the Goldman Sachs Trust.
/s/ Ernst & Young LLP
Columbus, Ohio
February 6, 2007